                                            Exhibit to the Annual Report
                                            (Form 10-K) of the
                                            Huntington Investment
                                            and Tax Savings Plan for the
                                            fiscal year ended December 31, 1997.






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Forms S-8 No. 33-46327) pertaining to the Huntington Investment and Tax Savings Plan of Huntington Bancshares Incorporated and in the related Prospectus of our report dated June 29, 1998 with respect to the financial statements and schedules of the Huntington Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                             /s/ Ernst & Young LLP


Columbus, Ohio
June 29, 1998